MICRO WAREHOUSE, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)


                                                            Three Months Ended
                                                           March 31,   March 31,
                                                              1998        1997
                                                           ---------   ---------

Net income                                                 $   9,762   $   7,813
                                                           =========   =========

Shares
Weighted average common shares outstanding                    34,600      34,364
Common equivalent shares                                          62          73
                                                           ---------   ---------

Weighted average common shares and common
    equivalent shares outstanding - Diluted                   34,662      34,437
                                                           =========   =========

Net income per share - Diluted                             $    0.28   $    0.23
                                                           =========   =========